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                                                                     Exhibit 6.a

[PROVIDENT MUTUAL LIFE INSURANCE COMPANY LETTERHEAD]


                OPINION AND CONSENT OF SCOTT V. CARNEY, FSA, MAAA



                                  April 9, 2001

Board of Directors
Provident Mutual Life Insurance Company
1000 Chesterbrook Boulevard
Berwyn, PA  19312

         Re:      Provident Mutual Life Insurance Company
                  Provident Mutual Variable Life Separate Account
                  File Nos. 333-71763 / 811-4460


Directors:

In my capacity as actuary to Provident Mutual Life Insurance Company (the "Company"), I have provided actuarial advice concerning and participated in the design of the Company's flexible premium variable life insurance policies (the "Policies"). I have also provided actuarial advice concerning the preparation of post-effective amendment number three to the Form S-6 registration statement for the Policies (File No. 333-71763) and Provident Mutual Variable Life Separate Account (the "Account") in connection with the registration of an indefinite amount of securities in the form of such Policies with the Securities and Exchange Commission under the Securities Act of 1933, as amended.

It is my professional opinion that:

         1. The illustrations of death benefits, policy account values, net cash surrender values and accumulated premiums in Appendix A of the prospectus included in the registration statement for the Policies, based on the assumptions stated in the illustrations, are consistent with the provisions of the Policies. The rate structure of the Policies has not been designed so as to make the relationship between premiums and benefits, as shown in the illustrations, appear correspondingly more favorable to prospective purchasers of Policies, age 40, in the underwriting classes illustrated than to prospective purchasers of Policies at other ages and underwriting classes.
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         2.       I hereby consent to the filing of this opinion as an exhibit to post-effective amendment number three to the Form S-6 registration statement for the Policies and the Account.


                                                Sincerely,

                                                /s/Scott V. Carney

                                                Scott V. Carney, FSA, MAAA
                                                Vice President and Actuary